Exhibit 10.1

EXECUTIVE SEVERANCE BENEFITS AGREEMENT

This EXECUTIVE SEVERANCE BENEFITS AGREEMENT (the “Agreement”) is entered into this                    day of                             , 2008 (the “Effective Date”), between                                                                     (“Executive”) and SYMMETRICOM, INC. (the “Company”).  This Agreement is intended to provide Executive with the compensation and benefits described herein upon the occurrence of specific events.

Certain capitalized terms used in this Agreement are defined below, in Article 5.

The Company and Executive hereby agree as follows:

ARTICLE 1

SCOPE OF AND CONSIDERATION FOR THIS AGREEMENT

1.1          Position and Duties.  Executive is currently employed by the Company as                               .  Executive reports directly to the Company’s Chief Executive Officer.

1.2          Restrictions.  During his employment by the Company, Executive agrees to the best of his ability and experience that he will at all times loyally and conscientiously perform all of the duties and obligations required of and from him as                                               .  During the term of his employment, Executive further agrees that he will devote all of his business time and attention to the business of the Company, the Company will be entitled to all of the benefits and profits arising from or incident to all such work, services and advice, Executive will not render commercial or professional services of any nature to any person or organization, whether or not for compensation, without the prior written consent of the Board or its authorized designee, and Executive will not directly or indirectly engage or participate in any business that is competitive in any manner with the business of the Company.  Nothing in this Agreement will prevent Executive from accepting speaking or presentation engagements in exchange for honoraria or from service on boards of charitable organizations or otherwise participating in civic, charitable or fraternal organizations, or from owning no more than one percent (1%) of the outstanding equity securities of a corporation whose stock is listed on a national stock exchange.

1.3          Confidential Information and Invention Assignment Agreement.  Executive acknowledges that he has previously executed and delivered to an officer of the Company the Company’s Confidentiality and Invention Assignment Agreement (the “Confidentiality Agreement”) and that the Confidentiality Agreement remains in full force and effect.

1.4          Confidentiality of Terms.  Executive agrees to follow the Company’s strict policy that except as mandated by applicable law employees must not disclose, either directly or indirectly, any information, including any of the terms of this Agreement, regarding salary, bonuses, or stock purchase or option allocations to any person, including other employees of the Company; provided, however, that Executive may discuss such terms with members of his immediate family and any legal, tax or accounting specialists who provide Executive with individual legal, tax or accounting advice, and Executive may discuss such terms with other employees of the Company on a need to know basis if required to carry out Executive’s duties, or at the request of the Board or any other superior officer of the Company.

1.5          Consideration.  The duties and obligations of the Company to Executive under this Agreement shall be in consideration for Executive’s past services to the Company, Executive’s continued employment with the Company, and Executive’s execution of a release in accordance with Section 3.1.

1.6          Prior Agreement.  This Agreement shall supersede any other agreement relating to severance benefits in the event of Executive’s severance from employment.

ARTICLE 2

SEVERANCE BENEFITS

2.1          Severance Benefits.  A Covered Termination of Executive’s employment prior to or more than twelve (12) months following the effective date of a Change of Control entitles Executive to receive the benefits set forth in this Section 2.1.

(a)           Base Salary and Bonus.  The Company shall pay to Executive an amount (the “Severance Amount”) equal to the sum of Base Salary plus the excess, if any, of (i) Executive’s target annual bonus for the fiscal year during which the Covered Termination occurs, with such bonus determined assuming that all of the performance objectives for such fiscal year have been attained, over (ii) any portion of Executive’s annual bonus for the fiscal year in which the Covered Termination occurs that has been paid to Executive prior to the date of the Covered Termination, prorated by the Severance Period.  Such Severance Amount shall be paid over the Severance Period commencing on the date of termination in substantially equal installments in accordance with the Company’s regular payroll practices and shall be subject to all required tax withholding; provided, however, that any such payments that would otherwise have been made before the first normal payroll payment date falling on or after the First Payment Date shall be made on the First Payment Date.

(b)           Health Benefits.  Provided that Executive elects continued coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), the Company shall pay the premiums of Executive’s group health insurance coverage and Executive’s “Exec-U-Care” or similar secondary health insurance coverage, including coverage for Executive’s eligible dependents, until the earlier of the expiration of the Severance Period or the applicable COBRA continuation period; provided, however, that the Company shall pay premiums for Executive’s eligible dependents only for coverage for which those eligible dependents were enrolled immediately prior to the Covered Termination; provided, further, that Executive shall be solely responsible for all matters relating to his continuation of coverage pursuant to COBRA, including, without limitation, the election of such coverage.  For the balance of the period that Executive is entitled to coverage under federal COBRA law, if any, Executive shall be entitled to maintain such coverage at Executive’s own expense.

2.2          Change of Control Severance Benefits.  A Covered Termination of Executive’s employment within twelve (12) months following the effective date of a Change of Control entitles Executive to receive the benefits set forth in this Section 2.2.

(a)           Base Salary.  The Company shall pay to Executive an amount equal to twelve (12) months’ Base Salary.  Such severance amount shall be paid over a period of twelve (12) months commencing on the date of termination in substantially equal installments in accordance with the Company’s regular payroll practices and shall be subject to all required tax withholding; provided, however, that any such payments that would otherwise have been made before the first normal payroll payment date falling on or after the First Payment Date shall be made on the First Payment Date.

(b)           Bonus.  The Company shall pay to Executive an amount equal to the sum of (x) the excess, if any, of (i) Executive’s target annual bonus for the fiscal year during which the Covered Termination occurs, with such bonus determined assuming that all of the performance objectives for such fiscal year have been attained, over (ii) any portion of Executive’s annual bonus for the fiscal year in which the Covered Termination occurs that has been paid to Executive prior to the date of the Covered Termination, prorated by the portion of the fiscal year that the Executive was employed by the Company and (y) Executive’s target annual bonus for the fiscal year during which the Covered Termination occurs, with such bonus determined assuming that all of the performance objectives for such fiscal year have been attained (i.e., Executive shall be entitled to receive a prorated target bonus for the current year and an additional year’s target bonus).  Such severance amount shall be paid over a period of twelve (12) months commencing on the date of termination in substantially equal installments in accordance with the Company’s regular payroll practices and shall be subject to all required tax withholding; provided, however, that any such payments that would otherwise have been made before the first normal payroll payment date falling on or after the First Payment Date shall be made on the First Payment Date.

(c)            Covered Termination Stock Award Acceleration.  In the event of a Covered Termination of Executive’s employment within twelve (12) months following the effective date of a Change of Control:

(i)            if the applicable Change of Control occurs within twelve (12) months after the date on which Executive commenced employment with the Company (the “Employment Commencement Date”), the vesting and/or exercisability of fifty percent (50%) of Executive’s outstanding unvested Stock Awards shall be automatically accelerated on the date of termination; or

(ii)           if the applicable Change of Control occurs on or after the first anniversary of the Employment Commencement Date, the vesting and/or exercisability of one hundred percent (100%) of Executive’s outstanding Stock Awards shall be automatically accelerated on the date of termination.

(d)           Health Benefits.  Provided that Executive elects continued coverage under federal COBRA law, the Company shall pay the premiums of Executive’s group health insurance coverage, including coverage for Executive’s eligible dependents, until the earlier of the expiration of the twelve (12) month period following the Covered Termination or the applicable COBRA continuation period; provided, however, that the Company shall pay premiums for Executive’s eligible dependents only for coverage for which those eligible dependents were enrolled immediately prior to the Covered Termination; provided, further, that Executive shall be solely responsible for all matters relating to his continuation of coverage pursuant to federal COBRA law, including, without limitation, the election of such coverage.  For the balance of the period that Executive is entitled to coverage under federal COBRA law, if any, Executive shall be entitled to maintain such coverage at Executive’s own expense.

(e)           No Duplication of Benefits.  The payments and benefits provided for in this Section 2.2 shall only be payable in the event of a Covered Termination of Executive’s employment within twelve (12) months following the effective date of a Change of Control.  In the event of a Covered Termination of Executive’s employment prior to or more than twelve (12) months following a Change Control, then Executive shall receive the payments and benefits described in Section 2.1 and shall not be eligible to receive any of the payments and benefits described in this Section 2.2.

2.3          Other Terminations.  If Executive’s employment is terminated by the Company for Cause, by Executive other than pursuant to a Constructive Termination or as a result of Executive’s death or disability, the Company shall not have any other or further obligations to Executive under this Agreement (including any financial obligations) except that Executive shall be entitled to receive (a) Executive’s fully earned but unpaid base salary, through the date of termination at the rate then in effect, and (b) all other amounts or benefits to which Executive is entitled under any compensation, retirement or benefit plan or practice of the Company at the time of termination in accordance with the terms of such plans or practices, including, without limitation, any continuation of benefits required by federal COBRA law or applicable law.  The foregoing shall be in addition to, and not in lieu of, any and all other rights and remedies which may be available to the Company under the circumstances, whether at law or in equity.

2.4          Mitigation.  Except as otherwise specifically provided herein, Executive shall not be required to mitigate damages or the amount of any payment provided under this Agreement by seeking other employment or otherwise, nor shall the amount of any payment provided for under this Agreement be reduced by any compensation earned by Executive as a result of employment by another employer or by any retirement benefits received by Executive after the date of the Covered Termination.

2.5          Exclusive Remedy.  Except as otherwise expressly required by law (e.g., COBRA) or as specifically provided herein, all of Executive’s rights to salary, severance, benefits, bonuses and other amounts hereunder (if any) accruing after the termination of Executive’s employment shall cease upon such termination.  In the event of a termination of Executive’s employment with the Company, Executive’s sole remedy shall be to receive the payments and benefits described in this Agreement.

ARTICLE 3

LIMITATIONS AND CONDITIONS ON BENEFITS

3.1          Release Prior to Payment of Benefits.  Upon the occurrence of a Covered Termination of Executive’s employment, and prior to the payment of any benefits under this Agreement on account of such Covered Termination, Executive shall execute and not revoke a release (the “Release”) in the form attached hereto and incorporated herein as Exhibit A or Exhibit B, as applicable.  Executive shall execute and deliver such Release to the Company no later than fifty (50) days following the date of the Covered Termination.  Such Release shall specifically relate to all of Executive’s rights and claims in existence at the time of such execution and shall confirm Executive’s obligations under the Confidentiality Agreement.  It is understood that, as specified in the applicable Release, Executive has a certain number of calendar days to consider whether to execute such Release, and Executive may revoke such Release within seven (7) calendar days after execution.  In the event Executive does not execute such Release within the applicable period, or if Executive revokes such Release within the subsequent seven (7) day period, no benefits shall be payable under this Agreement.

3.2          Termination of Benefits.  Benefits under this Agreement shall terminate immediately if the Executive, at any time, violates any proprietary information or confidentiality obligation to the Company, including, without limitation, the Confidentiality Agreement.

3.3          Code Section 409A.  Notwithstanding any provision to the contrary in the Agreement, if the Executive is deemed by the Company at the time of his Separation from Service to be a “specified employee” for purposes of Section 409A(a)(2)(B)(i) of the Code, to the extent delayed commencement of any portion of the termination benefits to which Executive is entitled under this Agreement is required in order to avoid a prohibited distribution under Section 409A(a)(2)(B)(i) of the Code, such portion of Executive’s termination benefits shall not be provided to Executive prior to the earlier of (a) the expiration of the six-month period measured from the date of the Executive’s Separation from Service with the Company or (b) the date of Executive’s death.  Upon the first business day following the expiration of the applicable Code Section 409A(a)(2)(B)(i) deferral period, all payments deferred pursuant to this Section 3.3 shall be paid in a lump sum to the Executive, and any remaining payments due under the Agreement shall be paid as otherwise provided herein, with all such payments to be subject to all required tax withholding.  For purposes of Section 409A of the Code (including, without limitation, for purposes of Treasury Regulation Section 1.409A-2(b)(2)(iii)), Executive’s right to receive the installment payments payable pursuant to Article 2 (the “Installment Payments”) shall be treated as a right to receive a series of separate payments and, accordingly, each Installment Payment shall at all times be considered a separate and distinct payment.

ARTICLE 4

PARACHUTE PAYMENTS

4.1          Parachute Payment Cut-Back.  Anything in this Agreement to the contrary notwithstanding, in the event it shall be determined that any Payment under this Agreement would, when combined with all other Payments Executive receives from the Company or any successor or parent or subsidiary thereof, but for this Article 4, be considered an “excess parachute payment” under Section 280G of the Code, then such Payments shall be reduced (with cash payments being reduced before Stock Award compensation) as would result in no portion of the payments being considered “excess parachute payments” under Section 280G of the Code.

4.2          Determinations.  All determinations required to be made under this Article 4, including whether and to what extent the Payments shall be reduced and the assumptions to be utilized in arriving at such determination, shall be made by the nationally recognized certified public accounting firm used by the Company immediately prior to the Change of Control or, if such firm declines to serve, such other nationally recognized certified public accounting firm as may be designated by the Executive (the “Accounting Firm”).  The Accounting Firm shall provide detailed supporting calculations both to the Company and the Executive at such time as is requested by the Company.  All fees and expenses of the Accounting Firm shall be borne solely by the Company.  Any determination by the Accounting Firm shall be binding upon the Company and the Executive.  For purposes of making the calculations required by this Article 4, the Accounting Firm may make reasonable assumptions and approximations concerning applicable taxes and may rely on reasonable, good-faith interpretations concerning the application of Sections 280G and 4999 of the Code.

ARTICLE 5

DEFINITIONS

For purposes of the Agreement, the following terms are defined as follows:

5.1          “Base Salary” means Executive’s annual base salary as in effect during the last regularly scheduled payroll period immediately preceding the Covered Termination.

5.2          “Board” means the Board of Directors of the Company.

5.3          The Company shall have “Cause” to terminate the Executive’s employment hereunder upon:

(a)           The Executive’s willful failure to substantially perform the duties set forth in this Agreement (other than any such failure resulting from the Executive’s Disability) which is not remedied within 30 days after receipt of written notice from the Company specifying such failure;

(b)           The Executive’s willful failure to carry out, or comply with, in any material respect any lawful and reasonable directive of the Board or the appropriate individual to whom Executive reports not inconsistent with the terms of this Agreement, which is not remedied within 30 days after receipt of written notice from the Company specifying such failure;

(c)           The Executive’s commission at any time of any act or omission that results in, or that may reasonably be expected to result in, a conviction, plea of no contest or imposition of unadjudicated probation for any felony or crime involving moral turpitude;

(d)           The Executive’s unlawful use (including being under the influence) or possession of illegal drugs on the Company’s premises or while performing the Executive’s duties and responsibilities under this Agreement; or

(e)           The Executive’s commission at any time of any act of fraud, embezzlement, misappropriation, material misconduct, or breach of fiduciary duty against the Company (or any predecessor thereto or successor thereof).

5.4          “Change of Control” means and includes each of the following:

(a)           the acquisition, directly or indirectly, by any “person” or “group” (as those terms are defined in Sections 3(a)(9), 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended, and the rules thereunder) of “beneficial ownership” (as determined pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of securities entitled to vote generally in the election of directors (“voting securities”) of the Company that represent fifty percent (50%) or more of the combined voting power of the Company’s then outstanding voting securities, other than:

(i)            an acquisition by a trustee or other fiduciary holding securities under any employee benefit plan (or related trust) sponsored or maintained by the Company or any person controlled by the Company or by any employee benefit plan (or related trust) sponsored or maintained by the Company or any person controlled by the Company, or

(ii)           an acquisition of voting securities by the Company or a corporation owned, directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the stock of the Company;

Notwithstanding the foregoing, the following event shall not constitute an “acquisition” by any person or group for purposes of this Section: an acquisition of the Company’s securities by the Company that causes the Company’s voting securities beneficially owned by a person or group to represent fifty percent (50%) or more of the combined voting power of the Company’s then outstanding voting securities; provided, however, that if a person or group shall become the beneficial owner of fifty percent (50%) or more of the combined voting power of the Company’s then outstanding voting securities by reason of share acquisitions by the Company as described above and shall, after such share acquisitions by the Company, become the beneficial owner of any additional voting securities of the Company, then such acquisition shall constitute a Change of Control; or

(b)           the consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (x) a merger, consolidation, reorganization, or business combination or (y) a sale or other disposition of all or substantially all of the Company’s assets or (z) the acquisition of assets or stock of another entity, in each case other than a transaction which results in the Company’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company (the Company or such person, the “Successor Entity”)) directly or indirectly, at least a majority of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction.

5.5          “Code” means the Internal Revenue Code of 1986, as amended from time to time and the Treasury Regulations thereunder.

5.6          “Company” means Symmetricom, Inc. or, following a Change of Control, the surviving entity resulting from such transaction, including the acquirer of substantially all the Company’s assets.

5.7          “Constructive Termination” means that Executive voluntarily terminates employment after any of the following are undertaken without Executive’s express written consent:

(a)           A material diminution in the nature or scope of the Executive’s responsibilities, title, duties or authority;

(b)           Failure of the Company to make any material payment or provide any material benefit under an agreement pursuant to which the Executive performs services for the Company; or

(c)           A relocation of Executive’s place of employment by more than thirty (30) miles from such Executive’s place of employment on the Effective Date;

provided, however, that notwithstanding the foregoing the Executive may not resign his employment as a Constructive Termination unless:  (A) the Executive provides the Company with at least 30 days prior written notice of his intent to resign as a Constructive Termination (which notice is provided not later than the 30th day following the occurrence of the event constituting Constructive Termination), and (B) the Company has not remedied the alleged violation(s) within the 30-day period.  The termination of Executive’s employment as a result of Executive’s death or disability will not be deemed to be a Constructive Termination.

5.8          “Covered Termination” means an Involuntary Termination Without Cause or a Constructive Termination, provided that such termination constitutes a Separation from Service.

5.9          “Excise Tax” means the excise tax imposed by Section 4999 of the Code, together with any interest or penalties imposed with respect to such excise tax.

5.10        “First Payment Date” means the date on which the Release becomes irrevocable.

5.11        “Involuntary Termination Without Cause” means Executive’s dismissal or discharge by the Company other than for Cause.  The termination of Executive’s employment as a result of Executive’s death or disability will not be deemed to be an Involuntary Termination Without Cause.

5.12        A “Payment” shall mean any payment or distribution in the nature of compensation (within the meaning of Section 280G(b)(2) of the Code) to or for the benefit of the Executive, whether paid or payable pursuant to this Agreement or otherwise.

5.13        “Separation from Service” means a termination of Executive’s employment with the Company which constitutes a separation from service within the meaning of Section 409A of the Code and the regulations promulgated thereunder, including Treasury Regulation Section 1.409A-1(h).

5.14        “Severance Period” shall be determined as follows:

(a)           If, as of the date of his Covered Termination, Executive has been employed by the Company for less than one year, the Severance Period shall be six (6) months;

(b)           If, as of the date of his Covered Termination, Executive has been employed by the Company for one year or more, but less than three years, the Severance Period shall be nine (9) months;

(c)           If, as of the date of his Covered Termination, Executive has been employed by the Company for three years or more, the Severance Period shall be twelve (12) months.

5.15        “Stock Awards” means all stock options, restricted stock and such other awards granted pursuant to the Company’s stock option and equity incentive award plans or agreements and any shares of stock issued upon exercise thereof.

ARTICLE 6

GENERAL PROVISIONS

6.1          Employment Status.  This Agreement does not constitute a contract of employment or impose upon Executive any obligation to remain as an employee, or impose on the Company any obligation (a) to retain Executive as an employee, (b) to change the status of Executive as an at-will employee, or (c) to change the Company’s policies regarding termination of employment.

6.2          Notices.  Any notices provided hereunder must be in writing, and such notices or any other written communication shall be deemed effective upon the earlier of personal delivery (including personal delivery by facsimile) or the third day after mailing by first class mail to the Company at its primary office location and to Executive at Executive’s address as listed in the Company’s payroll records.  Any payments made by the Company to Executive under the terms of this Agreement shall be delivered to Executive either in person or at the address as listed in the Company’s payroll records.

6.3          Severability.  Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provisions had never been contained herein.

6.4          Waiver.  If either party should waive any breach of any provisions of this Agreement, he or it shall not thereby be deemed to have waived any preceding or succeeding breach of the same or any other provision of this Agreement.

6.5          Arbitration.  Any dispute, claim or controversy based on, arising out of or relating to Executive’s employment or this Agreement shall be settled by final and binding arbitration in Santa Clara County, California, before a single neutral arbitrator in accordance with the National Rules for the Resolution of Employment Disputes (the “Rules”) of the American Arbitration Association, and judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction.  Arbitration may be compelled pursuant to the California Arbitration Act (Code of Civil Procedure §§ 1280 et seq.).  If the parties are unable to agree upon an arbitrator, one shall be appointed by the AAA in accordance with its Rules.  Each party shall pay the fees of its own attorneys, the expenses of its witnesses and all other expenses connected with presenting its case; however, Executive and the Company agree that, to the extent permitted by law, the arbitrator may, in his discretion, award reasonable attorneys’ fees to the prevailing party.  Other costs of the arbitration, including the cost of any record or transcripts of the arbitration, AAA’s administrative fees, the fee of the arbitrator, and all other fees and costs, shall be borne by the Company.  This Section 6.5 is intended to be the exclusive method for resolving any and all claims by the parties against each other for payment of damages under this Agreement or relating to Executive’s employment; provided, however, that neither this Agreement nor the submission to arbitration shall limit the parties’ right to seek provisional relief, including, without limitation, injunctive relief, in any court of competent jurisdiction pursuant to California Code of Civil Procedure § 1281.8 or any similar statute of an applicable jurisdiction.  Seeking any such relief shall not be deemed to be a waiver of such party’s right to compel arbitration.  Both Executive and the Company expressly waive their right to a jury trial. Pursuant to California Civil Code Section 1717, each party warrants that it was represented by counsel in the negotiation and execution of this Agreement, including the attorneys’ fees provision herein.

6.6          Complete Agreement.  This Agreement, including Exhibit A and Exhibit B, constitutes the entire agreement between Executive and the Company and is the complete, final, and exclusive embodiment of their agreement with regard to this subject matter, wholly superseding all written and oral agreements with respect to severance benefits to Executive in the event of employment termination.  It is entered into without reliance on any promise or representation other than those expressly contained herein.  Notwithstanding anything herein to the contrary, this Agreement shall not supersede any indemnification agreement between Executive and the Company.

6.7          Amendment or Termination of Agreement.  This Agreement may be changed or terminated only upon the mutual written consent of the Company and Executive.  The written consent of the Company to a change or termination of this Agreement must be signed by an executive officer of the Company after such change or termination has been approved by the Board.

6.8          Counterparts.  This Agreement may be executed in separate counterparts, any one of which need not contain signatures of more than one party, but all of which taken together will constitute one and the same Agreement.

6.9          Headings.  The headings of the Articles and Sections hereof are inserted for convenience only and shall not be deemed to constitute a part hereof nor to affect the meaning thereof.

6.10        Successors and Assigns.  This Agreement is intended to bind and inure to the benefit of and be enforceable by Executive, and the Company, and any surviving entity resulting from a Change of Control and upon any other person who is a successor by merger, acquisition, consolidation or otherwise to the business formerly carried on by the Company, and their respective successors, assigns, heirs, executors and administrators, without regard to whether or not such person actively assumes any rights or duties hereunder; provided, however, that Executive may not assign any duties hereunder and may not assign any rights hereunder without the written consent of the Company, which consent shall not be withheld unreasonably.

6.11        Choice of Law.  All questions concerning the construction, validity and interpretation of this Agreement will be governed by the law of the State of California, without regard to such state’s conflict of laws rules.

6.12        Non-Publication.  The parties mutually agree not to disclose publicly the terms of this Agreement except to the extent that disclosure is mandated by applicable law or regulation or to their respective advisors (e.g., attorneys, accountants).

6.13        Construction of Agreement.  In the event of a conflict between the text of the Agreement and any summary, description or other information regarding the Agreement, the text of the Agreement shall control.

(Signature Page Follows)

IN WITNESS WHEREOF, the parties have executed this Agreement on the Effective Date written above.

SYMMETRICOM, INC.	EXECUTIVE
By:
Name:
Title:

Exhibit A: Release (Individual Termination)

Exhibit B: Release (Group Termination)

EXHIBIT A

RELEASE
(INDIVIDUAL TERMINATION)

Certain capitalized terms used in this Release are defined in the Executive Severance Benefits Agreement (the “Agreement”) which I have executed and of which this Release is a part.

I hereby confirm my obligations under the Company’s proprietary information and inventions agreement.

I acknowledge that I have read and understand Section 1542 of the California Civil Code which reads as follows: “A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.”  I hereby expressly waive and relinquish all rights and benefits under that section and any law of any jurisdiction of similar effect with respect to my release of any claims I may have against the Company.

Except as otherwise set forth in this Release, I hereby release, acquit and forever discharge the Company, its parents and subsidiaries, and their officers, directors, agents, servants, employees, shareholders, successors, assigns and affiliates, of and from any and all claims, liabilities, demands, causes of action, costs, expenses, attorneys fees, damages, indemnities and obligations of every kind and nature, in law, equity, or otherwise, known and unknown, suspected and unsuspected, disclosed and undisclosed (other than any claim for indemnification I may have as a result of any third party action against me based on my employment with the Company), arising out of or in any way related to agreements, events, acts or conduct at any time prior to the date I execute this Release, including, but not limited to:  all such claims and demands directly or indirectly arising out of or in any way connected with my employment with the Company or the termination of that employment, including but not limited to, claims of intentional and negligent infliction of emotional distress, any and all tort claims for personal injury, claims or demands related to salary, bonuses, commissions, stock, stock options, or any other ownership interests in the Company, vacation pay, fringe benefits, expense reimbursements, severance pay, or any other form of disputed compensation; claims pursuant to any federal, state or local law or cause of action including, but not limited to, the federal Civil Rights Act of 1964, as amended; the federal Age Discrimination in Employment Act of 1967, as amended (“ADEA”); the federal Employee Retirement Income Security Act of 1974, as amended; the federal Americans with Disabilities Act of 1990; the California Fair Employment and Housing Act, as amended; tort law; contract law; statutory law; common law; wrongful discharge; discrimination; fraud; defamation; emotional distress; and breach of the implied covenant of good faith and fair dealing; provided, however, that nothing in this paragraph shall be construed in any way to release the Company from its obligation to indemnify me pursuant to the Company’s indemnification obligation pursuant to agreement or applicable law.

1

I acknowledge that I am knowingly and voluntarily waiving and releasing any rights I may have under ADEA.  I also acknowledge that the consideration given under the Agreement for the waiver and release in the preceding paragraph hereof is in addition to anything of value to which I was already entitled.  I further acknowledge that I have been advised by this writing, as required by the ADEA, that:  (A) my waiver and release do not apply to any rights or claims that may arise on or after the date I execute this Release; (B) I have the right to consult with an attorney prior to executing this Release; (C) I have twenty-one (21) days to consider this Release (although I may choose to voluntarily execute this Release earlier); (D) I have seven (7) days following the execution of this Release by the parties to revoke the Release; and (E) this Release shall not be effective until the date upon which the revocation period has expired, which shall be the eighth day after this Release is executed by me.

EXECUTIVE

Date:

2

EXHIBIT B

RELEASE

(GROUP TERMINATION)

Certain capitalized terms used in this Release are defined in the Executive Severance Benefits Agreement (the “Agreement”) which I have executed and of which this Release is a part.

I hereby confirm my obligations under the Company’s proprietary information and inventions agreement.

I acknowledge that I have read and understand Section 1542 of the California Civil Code which reads as follows: “A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.”  I hereby expressly waive and relinquish all rights and benefits under that section and any law of any jurisdiction of similar effect with respect to my release of any claims I may have against the Company.

Except as otherwise set forth in this Release, I hereby release, acquit and forever discharge the Company, its parents and subsidiaries, and their officers, directors, agents, servants, employees, shareholders, successors, assigns and affiliates, of and from any and all claims, liabilities, demands, causes of action, costs, expenses, attorneys fees, damages, indemnities and obligations of every kind and nature, in law, equity, or otherwise, known and unknown, suspected and unsuspected, disclosed and undisclosed (other than any claim for indemnification I may have as a result of any third party action against me based on my employment with the Company), arising out of or in any way related to agreements, events, acts or conduct at any time prior to the date I execute this Release, including, but not limited to:  all such claims and demands directly or indirectly arising out of or in any way connected with my employment with the Company or the termination of that employment, including but not limited to, claims of intentional and negligent infliction of emotional distress, any and all tort claims for personal injury, claims or demands related to salary, bonuses, commissions, stock, stock options, or any other ownership interests in the Company, vacation pay, fringe benefits, expense reimbursements, severance pay, or any other form of disputed compensation; claims pursuant to any federal, state or local law or cause of action including, but not limited to, the federal Civil Rights Act of 1964, as amended; the federal Age Discrimination in Employment Act of 1967, as amended (“ADEA”); the federal Employee Retirement Income Security Act of 1974, as amended; the federal Americans with Disabilities Act of 1990; the California Fair Employment and Housing Act, as amended; tort law; contract law; statutory law; common law; wrongful discharge; discrimination; fraud; defamation; emotional distress; and breach of the implied covenant of good faith and fair dealing; provided, however, that nothing in this paragraph shall be construed in any way to release the Company from its obligation to indemnify me pursuant to the Company’s indemnification obligation pursuant to agreement or applicable law.

1

I acknowledge that I am knowingly and voluntarily waiving and releasing any rights I may have under ADEA.  I also acknowledge that the consideration given under the Agreement for the waiver and release in the preceding paragraph hereof is in addition to anything of value to which I was already entitled.  I further acknowledge that I have been advised by this writing, as required by the ADEA, that:  (A) my waiver and release do not apply to any rights or claims that may arise on or after the date I execute this Release; (B) I have the right to consult with an attorney prior to executing this Release; (C) I have forty-five (45) days to consider this Release (although I may choose to voluntarily execute this Release earlier); (D) I have seven (7) days following the execution of this Release by the parties to revoke the Release; (E) this Release shall not be effective until the date upon which the revocation period has expired, which shall be the eighth day after this Release is executed by me; and (F) I have  received with this Release a detailed list of the job titles and ages of all employees who were terminated in this group termination and the ages of all employees of the Company in the same job classification or organizational unit who were not terminated.

EXECUTIVE

Date:

2